CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-248937 on Form S-6 of our report dated October 16, 2020, relating to the financial statement of FT 8982, comprising Strategic Income Advantage Opportunity, Closed-End Portfolio, Series 22, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 16, 2020